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                                                                    EXHIBIT 23.6

                        CONSENT OF LEHMAN BROTHERS, INC.
                        --------------------------------

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Gentlemen:

             We hereby consent to the use of our opinion letter dated May 21, 1997, to the Board of Directors of RCSB Financial, Inc. (the "Company") attached as Annex C to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") filed by Charter One Financial, Inc. and to the references to our firm in the Prospectus under the headings "Opinion of RCSB's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                  /s/ LEHMAN BROTHERS INC.

New York, New York
August 8, 1997